                             ARTICLES OF AMENDMENT
                                      OF
                           ARTICLES OF INCORPORATION
                                      OF
                  COUNSELLORS GLOBAL FIXED INCOME FUND, INC.


          EUGENE P. GRACE and KAREN AMATO, being Vice President and Secretary and Assistant Secretary, respectively, of COUNSELLORS GLOBAL FIXED INCOME FUND, INC. (the "Corporation"), a corporation organized and existing under and by virtue of the Maryland Corporation Law, DO HEREBY CERTIFY:

          FIRST: That the Board of Directors of the Corporation by the unanimous written consent of its members filed with the minutes of the board, adopted a resolution proposing and declaring advisable the following amendment to the Articles of Incorporation of the Corporation:

          RESOLVED, that the name of the Fund listed below be, and hereby is, changed as follows:

Current Name                       Proposed Name

Counsellors Global Fixed           Warburg, Pincus Global Fixed
Income Fund, Inc.                  Income Fund, Inc.


and that the officers of the Fund, or their designees, be, and hereby are, authorized and directed to execute and file Articles of Amendment to the Fund's Articles of Incorporation and to do any and all such other lawful acts as may be necessary or appropriate to perform and carry out the name change.

          SECOND:  That the amendment is limited to a change expressly
permitted by   2-605 of the Maryland General Corporation Law to be made
without action by the stockholders and that the Corporation is registered as an open-end company under the Investment Company Act of 1940.

          IN WITNESS WHEREOF, the undersigned have executed these Articles of Amendment and do hereby acknowledge that it is the act and deed of each of them and, under penalty of perjury, to the best of the knowledge, information and belief of each of them, the matters and facts contained herein are true in all material respects.

DATE: October 27, 1995           /s/ Eugene P. Grace
                                   Eugene P. Grace
                                   Vice President and Secretary

ATTEST:

/s/ Karen Amato
Karen Amato
Assistant Secretary